                                                                   EXHIBIT 99.2










=============================================================================


                          STOCK PURCHASE AGREEMENT

                               BY AND BETWEEN

                 REINSURANCE GROUP OF AMERICA, INCORPORATED

                                    AND

                    METROPOLITAN LIFE INSURANCE COMPANY

                       DATED AS OF NOVEMBER 23, 1999

=============================================================================

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
ARTICLE I         DEFINITIONS............................................................................1



ARTICLE II        PURCHASE AND SALE OF PURCHASED SHARES; CLOSING.........................................5

Section 2.1       Purchase and Sale......................................................................5
Section 2.2       Additional Agreements..................................................................6
Section 2.3       Closing................................................................................6


ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................6

Section 3.1       Organization and Qualification; Subsidiaries...........................................6
Section 3.2       Authority Relative to Agreements.......................................................7
Section 3.3       Capital Stock..........................................................................7
Section 3.4       No Conflicts...........................................................................8
Section 3.5       SEC Documents; Financial Statements; Undisclosed Liabilities...........................9
Section 3.6       Litigation............................................................................10
Section 3.7       Compliance with Law...................................................................11
Section 3.8       Absence of Certain Changes or Events..................................................11
Section 3.9       Tax Matters...........................................................................11
Section 3.10      Assets................................................................................12
Section 3.11      Employees and Employee Benefit Plans..................................................13
Section 3.12      Insurance.............................................................................14
Section 3.13      State Takeover Statutes and Shareholder Rights Plans..................................14
Section 3.14      Brokers or Finders....................................................................15
Section 3.15      Year 2000 Matters.....................................................................15
Section 3.16      Affiliate Transactions................................................................15
Section 3.17      No Significant Stock Acquisition......................................................15
Section 3.18      Use of Proceeds.......................................................................15
Section 3.19      Disclosure............................................................................15


ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BUYER...............................................16

Section 4.1       Investment Intent of Buyer............................................................16
Section 4.2       Organization and Qualification........................................................16
Section 4.3       Authority Relative to Agreements......................................................16
Section 4.4       No Conflicts..........................................................................17
Section 4.5       Interested Shareholder................................................................17
Section 4.6       No Reliance on Projections............................................................17






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


ARTICLE V         COVENANTS.............................................................................17

Section 5.1       Confidentiality.......................................................................17
Section 5.2       Public Announcements..................................................................18
Section 5.3       Information and Access................................................................18
Section 5.4       Use of Proceeds.......................................................................18
Section 5.5       Further Assurances....................................................................18
Section 5.6       Legend................................................................................18


ARTICLE VI        CLOSING DELIVERIES....... ............................................................19

Section 6.1       Company's Deliveries to Buyer.........................................................19
Section 6.2       Buyer's Deliveries to the Company.....................................................20


ARTICLE VII       SURVIVAL..............................................................................20

Section 7.1       Survival..............................................................................20


ARTICLE VIII      EXPENSES..............................................................................21

Section 8.1       Expenses..............................................................................21


ARTICLE IX        MISCELLANEOUS.........................................................................21

Section 9.1       Counterparts..........................................................................21
Section 9.2       Governing Law.........................................................................21
Section 9.3       Entire Agreement......................................................................21
Section 9.4       Notices...............................................................................22
Section 9.5       Successors and Assigns................................................................23
Section 9.6       Headings..............................................................................23
Section 9.7       Amendments and Waivers................................................................23
Section 9.8       Severability..........................................................................23


EXHIBITS

Exhibit  A       Registration Rights Agreement
Exhibit  B       Stockholders Agreement
Exhibit  C-1     Opinion of Bryan Cave LLP
         C-2     Opinion of Lewis, Rice & Fingersh, L.C.
         C-3     Opinion of the General Counsel of the Company










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


SCHEDULES

Schedule 3.1(d)   Insurance Licenses
Schedule 3.1(e)   Company Subsidiaries
Schedule 3.3(a)   Equity Securities and Pro Forma Capitalization
Schedule 3.3(b)   Investments
Schedule 3.4      Conflicts
Schedule 3.5(a)   Company Reports
Schedule 3.5(e)   Reserves and Liability Amounts
Schedule 3.6      Litigation
Schedule 3.8      Changes or Events
Schedule 3.9(a)   Tax Audits and Examinations; Tax Disputes and Claims
Schedule 3.9(b)   Tax Sharing Agreements
Schedule 3.16     Affiliate Transactions

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 23, 1999, by and between REINSURANCE GROUP OF AMERICA, INCORPORATED, a Missouri corporation (the "Company"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York mutual life insurance company ("Buyer").

                              W I T N E S S E T H:


         WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority or before any private dispute resolution panel, including, without limitation, the New York State Exchange, Inc., the National Association of Securities Dealers, Inc. and similar organizations.

         "Affiliate" shall mean, with respect to any person, any other person who directly or indirectly controls, is controlled by or is under common control with such first person. The term "control", for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled person, whether through stock ownership, contract or otherwise.

         "Agreement" shall have the meaning set forth in the first paragraph hereof.

         "Applicable Insurance Laws" shall have the meaning set forth in Section 3.5(e).

         "Board" shall mean the Board of Directors of the Company.

         "Business Day" shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks are authorized or required to close in New York, New York.

         "Buyer" shall have the meaning set forth in the first paragraph hereof.

         "Charter Documents" shall mean, with respect to any person, (i) the articles of incorporation, articles of organization, certificate of formation or equivalent organizational document of such person and any amendment or supplement thereto, as in effect on the date hereof and (ii) the by-laws, operating agreement, partnership agreement or equivalent organizational document of any such person and any amendment or supplement thereto, as in effect on the date hereof.

         "Closing" shall mean the consummation of the purchase and sale of the Purchased Shares hereunder.

         "Closing Date" shall mean the date on which the Closing shall occur.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the Treasury regulations promulgated thereunder.

         "Company" shall have the meaning set forth in the first paragraph hereof.

         "Company Common Stock" shall have the meaning set forth in the recitals hereto.

         "Company Plan" shall have the meaning set forth in Section 3.11(b).

         "Company Preferred Stock" shall have the meaning set forth in Section 3.3(a).

         "Company Reports" shall have the meaning set forth in Section 3.5(a).

         "EIM" shall mean Equity Intermediary Company, a Missouri corporation and an indirect wholly-owned subsidiary of General American.

         "Equity Securities" shall mean, with respect to any person, all shares, interests, participations, rights in or other equivalent (however designated and whether voting or non-voting) of such person's capital stock or any form of membership interests, as applicable, whether outstanding on the Closing Date or issued after the Closing Date and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock or such form of membership interest, including, without limitation, any "equity security" within the meaning of Rule 3a11-1 under the Exchange Act.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

         "ERISA Affiliates" shall mean any entity which is under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

         "Exchange Act" shall have the meaning set forth in Section 3.5(a).

         "GAAP" shall have the meaning set forth in Section 3.5(b).

         "GALIC" shall mean General American Life Insurance Company, a Missouri life insurance company.

         "GenAmerica" shall mean GenAmerica Corporation, a Missouri corporation.

         "General American" shall mean General American Mutual Holding Company, a Missouri mutual insurance holding company.

         "General American Agreement" shall mean the Stock Purchase Agreement, dated as of August 26, 1999, by and between General American and Buyer, as amended from time to time.

         "Government Authority" shall mean any government or state (or any subdivision thereof) of, in or outside the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

         "IRS" shall mean the Internal Revenue Service.

         "Law" shall mean any statute, ordinance, code, rule, regulation or order enacted, adopted, promulgated, applied or followed by any Government Authority.

         "Liabilities" shall mean, as to any person, all indebtedness, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether fixed, unfixed, matured, unmatured, known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's balance sheets or other books and records, including, without limitation, (i) all obligations arising from non-compliance with any Law, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) all liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for current or former employees or their respective families or beneficiaries, (v) all reimbursement obligations of such person in respect of letters of credit,
(vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable,
(viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

         "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, limitations, restrictions, easements and other encumbrances of any nature whatsoever.

         "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), results of operations, assets, prospects or business of the Company and its Subsidiaries on a consolidated basis.

         "Material Subsidiaries" shall mean Reinsurance Company of Missouri, Incorporated, RGA Reinsurance Company, RGA Reinsurance Company (Barbados) Ltd., RGA International Ltd., RGA Canada Management Company Ltd. and RGA Life Reinsurance Company of Canada.

         "Permitted Liens" shall mean (i) Liens for taxes or other assessments or charges of Government Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) assets held in trust or in special deposits in order to meet insurance regulatory requirements, and (iii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law and created in the ordinary course of business or in order to meet insurance regulatory requirements for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in the case of clauses (i) and (iii), with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which do not exceed $1,000,000 in the aggregate.

         "person" shall mean any individual, entity or group, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, trust, association, joint stock company, unincorporated organization, other form of business or legal entity or Government Authority.

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "Purchased Shares" shall have the meaning set forth in Section 2.1.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 2.2.

         "Rights" shall mean the rights issued pursuant to the Rights Agreement.

         "Rights Agreement" shall mean the Rights Agreement, dated as of May 4, 1993, between the Company and Chase Mellon Shareholder Services, L.L.C. (as successor to Boatman's Trust Company), as amended.

         "SAP Financial Statements" shall have the meaning set forth in Section 3.5(d).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall have the meaning set forth in Section 3.3(c).

         "Securities Laws" shall have the meaning set forth in Section 3.5(a).

         "Significant Stock Acquisition" shall mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act), other than General American or any of its Subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding voting capital stock of the Company; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "Stockholders Agreement" shall have the meaning set forth in Section
2.2.

         "Subsidiaries" shall mean with respect to any person, any other person, of which such first person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote under ordinary circumstances in the election of directors or others performing similar functions with respect to such other person, or to otherwise control such other person. Without limiting the generality of the foregoing, when used herein without reference to any person, "Subsidiary" shall mean a Subsidiary of the Company, all of which are set forth on Schedule 3.1(e).

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II

                 PURCHASE AND SALE OF PURCHASED SHARES; CLOSING



         Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Company, an aggregate of 4,784,689 shares of Company Common Stock (the "Purchased Shares"), for a purchase price of $26.125 per share, or One Hundred Twenty-Five Million Dollars and Thirteen Cents ($125,000,000.13) in the aggregate (the "Purchase Price").

         Section 2.2 Additional Agreements. At the Closing, the Company and Buyer shall enter into a registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), and the Company, Buyer, EIM, GALIC and GenAmerica shall enter into a stockholders agreement substantially in the form attached hereto as Exhibit B (the "Stockholders Agreement").

         Section 2.3 Closing. The Closing shall take place upon execution of this Agreement, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place and time as the Company and Buyer shall mutually agree. At the Closing, the Company shall deliver or cause to be delivered to Buyer the items listed in Section 6.1, and Buyer shall deliver or cause to be delivered to the Company the items listed in Section 6.2.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Buyer as follows:

         Section 3.1 Organization and Qualification; Subsidiaries.

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Missouri. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

         (b) Each of the Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

         (c) The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing and has all insurance licenses in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such licensing or qualification, except for any failures to be so licensed or qualified or to be in good standing that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d) Each insurance license of the Company and its Subsidiaries, including, but not limited to, each authorization to transact reinsurance, is in full force and effect without amendment, limitation or restriction other than as described in

Schedule 3.1(d), and the Company is not aware of any event, inquiry or proceeding which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such insurance license, except, in each case, such failures to be in full force and effect and such revocations, amendments, failures to renew, limitations, suspensions and restrictions that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (e) Schedule 3.1(e) sets forth the name of each Subsidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries), its jurisdiction of incorporation or organization, and all jurisdictions where it is licensed or qualified to do business. All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(e). Except as set forth on Schedule 3.1(e), there are no outstanding Equity Securities of any of the Subsidiaries, other than Equity Securities owned directly or indirectly by the Company. None of the Subsidiaries, other than the Material Subsidiaries, individually accounted for more than 10 percent of the consolidated assets of the Company and its Subsidiaries as of September 30, 1999 or 10 percent of the consolidated revenues of the Company and its Subsidiaries for the nine months ended September 30, 1999. There is no state of affairs relating to any of the Subsidiaries, other than the Material Subsidiaries, that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Section 3.2 Authority Relative to Agreements. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings are necessary therefor. This Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity).

         Section 3.3 Capital Stock.

         (a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"). As of the date hereof, (i) 45,151,264 shares of Company Common Stock are issued and outstanding, (ii) 1,117,320 shares of Company Common Stock are held in the Company's treasury, (iii) 2,007,282 shares of Company Common Stock are reserved for issuance pursuant to the Company Plans and 500,000 shares of Company Preferred Stock are reserved for issuance pursuant to the Rights Agreement and
(iv) no shares of Company Preferred Stock are issued, outstanding or held in its treasury. Except as set forth in the immediately preceding sentence, no Equity Securities of the Company are issued, outstanding, held in the Company's treasury or reserved for issuance. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Neither the Company nor any of its Subsidiaries has any outstanding obligations pursuant to which the holders thereof have the right to vote (or which are convertible into or exercisable or exchangeable for securities pursuant to which the holders thereof have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in this Section 3.3(a) or in
Schedule 3.3(a), there are no outstanding Equity Securities of the Company.
Schedule 3.3(a) shows the pro forma capitalization of the Company as of September 30, 1999 after giving effect to the Closing.

         (b) Except for interests in the Subsidiaries of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries owns or holds, directly or indirectly, any interest or investment (whether equity or debt) in any person (other than (i) investments made in the ordinary course and held in the portfolios of the Subsidiaries which are insurance companies or (ii) fixed income investments made in the ordinary course and held in the portfolio of the Company).

         (c) The Purchased Shares have been duly authorized for issuance, and upon issuance at the Closing will be duly and validly issued, fully paid and nonassessable. The source of the Purchased Shares is the Company's treasury shares or authorized and unissued shares of Company Common Stock. Upon issuance at the Closing, the Purchased Shares will be listed on the New York Stock Exchange, Inc. Upon the Closing, the Company will duly issue all of the Purchased Shares to Buyer free and clear of all Liens (other than any transfer restrictions under the Securities Laws). The issuance and sale of the Purchased Shares hereunder will not give any stockholder of the Company the right to demand payment for its shares or give rise to any preemptive or similar rights. Neither the Company nor any person acting on its behalf has taken, or will take, any action that would subject the offer, sale or issuance of the Purchased Shares to the registration requirements of (i) Section 5 of the Securities Act of 1933, as amended (the "Securities Act") or (ii) state securities Laws. On the basis of the representations contained in Article IV hereof, the offer, sale and issuance of the Purchased Shares by the Company to Buyer are exempt from the registration requirements of (i) Section 5 of the Securities Act and (ii) state securities Laws. No further approval or authorization of the stockholders or directors of the Company is required for the issuance and sale of the Purchased Shares to Buyer.

         Section 3.4 No Conflicts. Neither the execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Stockholders Agreement nor the performance by the Company of its obligations hereunder or thereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon any of the properties or assets of the Company or any of the Material Subsidiaries pursuant to, trigger any payment or other obligations pursuant to, accelerate vesting under, or require any consent, approval or other action by or any notice to or filing by the Company or any Material Subsidiary with any person pursuant to, the Charter Documents of the Company or any of the Material Subsidiaries, any Company Plan, any grant or award made under any Company Plan or any agreement, instrument, license, permit, order, judgment, injunction, writ, decree or Laws applicable to the Company or any of the Material Subsidiaries or by which any of their properties or assets is bound, except as set forth in Schedule 3.4.

         Section 3.5 SEC Documents; Financial Statements; Undisclosed
Liabilities.

         (a) Schedule 3.5(a) sets forth a list of each registration statement, report, form, schedule, statement or other document and all amendments and supplements thereto prepared by the Company or relating to its properties or assets filed with the SEC since June 1, 1996 (collectively, the "Company Reports"). Except as set forth in Schedule 3.5(a), the Company Reports were filed with the SEC in a timely manner and include all registration statements, reports, forms, schedules, statements and other documents required to be filed by the Company under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (collectively, the "Securities Laws"). As of their respective dates, the Company Reports (i) complied in all material respects with all applicable requirements of the Securities Laws and (ii) were complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

         (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented in all material respects the financial position of the person or persons to which it relates as of its date and each of the statements of income, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the person or persons to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which have not been and will not be material in nature or amount.

         (c) Except as and to the extent set forth in the Company Reports and the Company's financial statements filed with the SEC, neither the Company nor any of the Material Subsidiaries has any Liabilities (nor is the Company aware of any circumstances that would result in any such Liabilities) that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d) The Company has previously furnished Buyer with copies of audited statutory financial statements of each of the Material Subsidiaries as of and for the years ended December 31, 1998 and 1997, and unaudited statutory financial statements of RGA Life Insurance Company of Canada as of and for the period ended June 30, 1999 and

RGA Reinsurance Company as of and for the period ended September 30, 1999, in each case prepared in conformity with accounting practices prescribed or permitted by their respective jurisdictions of domicile, and in each case to the extent that such statutory financial statements have been prepared or are required by Law to be prepared (collectively, the "SAP Financial Statements"). Each of the balance sheets included in the SAP Financial Statements fairly presented in all material respects the financial position of the reporting person as of its date and each of the statements of operations and cash flows included in the SAP Financial Statements fairly presented in all material respects the results of operations and cash flows of the reporting person for the period therein set forth, in each case in accordance with statutory accounting practices prescribed or permitted by the applicable jurisdiction on a consistent basis. As of their respective dates, the SAP Financial Statements complied in all material respects with all applicable Laws. No material deficiencies or unresolved violations have been asserted by any Government Authority with respect to the SAP Financial Statements.

         (e) Each reserve and other liability amount in respect of the insurance or reinsurance business, established or reflected in the SAP Financial Statements of each reporting person was determined in accordance with generally accepted actuarial standards consistently applied, was based on actuarial assumptions that were in accordance with or stronger than those called for in relevant policy and contract provisions, is fairly stated in all material respects in accordance with sound actuarial principles and is in compliance with the requirements of the insurance Laws of their respective jurisdictions of domicile as well as those of any other applicable jurisdictions (collectively, "Applicable Insurance Laws"). Except as set forth on Schedule 3.5(e), such reserves and liability amounts with respect to each reporting person were adequate in all material respects to cover the total amount of all Liabilities of such reporting person under all its outstanding insurance, reinsurance and other similar contracts as of December 31, 1998 and 1997, June 30, 1999 or September 30, 1999, as appropriate. Such investment assumptions were reasonable as of December 31, 1998 or 1997, June 30, 1999 or September 30, 1999, as appropriate. Each reporting person owns assets that qualify as admitted assets in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by Applicable Insurance Laws.

         Section 3.6 Litigation. Except as set forth on Schedule 3.6, there are no Actions pending or, to the Company's knowledge, threatened against or affecting (i) the Company, (ii) any of the Material Subsidiaries, (iii) any director, officer, agent, employee, consultant or other person authorized to act on behalf of the Company or any of the Material Subsidiaries, arising out of or in connection with his or her capacity as a director, officer, agent, employee or consultant of, the Company or any of the Material Subsidiaries, or (iv) any properties of any of the foregoing, that would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, or which question the validity of this Agreement, the Registration Rights Agreement or the Stockholders Agreement or any of the transactions contemplated hereby or thereby. Except as disclosed in Schedule 3.6, there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of the Material Subsidiaries is a party or by which any of its properties or assets are bound.

         Section 3.7 Compliance with Law.

         (a) None of the Company or any of the Material Subsidiaries is in violation of any Law, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties or assets which, if enforced, would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any of the Material Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents, or of any term of any agreement, contract, instrument, judgment, decree, writ, determination, arbitration award, or Law applicable to the Company or any of the Material Subsidiaries or to which the Company or any of the Material Subsidiaries is bound, or to any properties or assets of the Company or any of the Material Subsidiaries, except in each case to the extent that such violations or defaults would not, individually or in the aggregate, be reasonably expected to (i) affect the validity or enforceability of this Agreement, the Registration Rights Agreement or the Stockholders Agreement, (ii) have a Material Adverse Effect, or (iii) impair the ability of the Company or any of the Material Subsidiaries to perform fully on a timely basis any obligation which the Company or any such Material Subsidiary will have under this Agreement, the Registration Rights Agreement or the Stockholders Agreement.

         (b) The Company and each of the Material Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority, to be filed, and have paid all fees or assessments due and payable in connection therewith except, in each case, such failure to file or pay fees or assessments that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Section 3.8 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in
Schedule 3.8, since December 31, 1998, the Company and each of the Material Subsidiaries has conducted its business only in the ordinary course, and there has not been (a) any change, circumstance or event that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, (c) any Liability, capital expenditure, commitment or transaction incurred by the Company or any of the Material Subsidiaries, other than Liabilities, capital expenditures, commitments and transactions incurred in the ordinary course of business consistent with the Company's past practices, or (d) any Lien placed on any of the properties or assets of the Company or any of the Material Subsidiaries that remains in existence on the date hereof, other than Permitted Liens.

         Section 3.9 Tax Matters.

         (a) Except where the failure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company and each of the

Material Subsidiaries has timely filed with the appropriate Government Authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects. All Taxes shown as owed by the Company or any of the Material Subsidiaries on any Tax Return or claimed or asserted to be due, from or with respect to any of them, have been paid, except for Taxes being contested in good faith and for which adequate reserves have been taken on the balance sheet of the person taking such reserves. The Company and each of the Material Subsidiaries have properly made due and sufficient accruals for all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. The Company and each of the Material Subsidiaries have made all required current estimated Tax payments in an amount sufficient to avoid any understatement penalties. Except as set forth in
Schedule 3.9(a), none of the Company or any of the Material Subsidiaries is being audited or examined by any Government Authority with respect to any Tax or is a party to any pending action or proceedings by any Government Authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. Except as set forth in Schedule 3.9(a), there is no dispute or claim concerning any Tax liability of the Company or any of the Material Subsidiaries, (i) claimed or raised by any Government Authority in writing or (ii) as to which the Company or any of the Material Subsidiaries has knowledge, except to the extent such dispute or claim would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 3.9(b), neither the Company nor any of the Material Subsidiaries is a party to, bound by, or obligated under, any Tax sharing agreement (whether written or oral).

         (c) The Company and each of the Material Subsidiaries (i) have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, and any similar provisions under any other Laws,
(ii) have within the time and in the manner prescribed by Law withheld from employee wages and paid over to the proper Government Authorities all amounts required, and (iii) have complied in all material respects with the requirements for classifying persons who provide services to the Company and the Material Subsidiaries as employees for purposes of such tax withholding requirements.

         Section 3.10 Assets.

         (a) Each agreement to which the Company or any of the Material Subsidiaries is a party or by which it is bound and which is material to the business of the Company or such Material Subsidiary is in full force and effect. Neither the Company nor any of the Material Subsidiaries is in material breach, violation or default thereunder. The Company is not aware of a breach, violation or default thereunder by any other parties thereto that, when taken together with all of the other breaches, violations and defaults under the other material agreements of the Company or any Material Subsidiary, would reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any of the Material Subsidiaries owns or has owned any real property. Each of the leases for office space occupied by the Company or any of the Material Subsidiaries (the "Leases") is in full force and effect and there are no existing defaults under any of the Leases nor does there exist any event or condition which, with notice or lapse of time or both, would give rise to a default or constitute grounds for termination or re-entry under any of the Leases that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (c) All copyrights, patents, trademarks, licenses, trade names, logos, assumed or other names and other intangible property rights owned or, to the Company's knowledge, used by the Company or any of the Material Subsidiaries in their businesses, are valid, subsisting and in full force and effect without interference by any other person, except for such instances which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Material Subsidiaries has received any notice with respect to any alleged infringement or unlawful use of any intangible property right owned or alleged to be owned by others that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d) The Company and each of the Material Subsidiaries has good and marketable title to all of the assets owned by the Company or such Material Subsidiary, as the case may be, free and clear of all Liens (except for Permitted Liens and Liens which do not materially interfere with the current and intended use of such assets). All assets used in or necessary for the conduct of the business of the Company and each of the Material Subsidiaries as currently conducted are owned by or leased or licensed to it. No other person owns, or has any rights whatsoever in, any such assets (except in the case of assets leased or licensed to the Company or any of the Material Subsidiaries, the ownership interest in such assets by the lessor or licensor), except where such ownership or rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Such assets have been properly maintained and are in good operating condition and repair, ordinary wear and tear excepted, and are reasonably adequate for the uses to which they are being put.

         Section 3.11 Employees and Employee Benefit Plans.

         (a) With respect to each Company Plan, the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations. As to each Company Plan intended to be qualified under Section 401(a) of the Code, the Company has received a favorable determination letter from the IRS and nothing has occurred since the date of such letter to impair its continued validity and effectiveness, assuming that the plan is amended on a timely basis to comply with any changes in legislative, regulatory or administrative requirements as to which the remedial amendment period has not yet ended. No Company Plan, nor any fiduciary of party in interest thereof, has engaged in any material, non-exempt prohibited transaction under ERISA of the Code.

         (b) For purposes hereof, "Company Plan" means any employee benefit or compensation plan, policy, program, arrangement or agreement, including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained or contributed to by the Company or a Subsidiary or in which the Company or a Subsidiary participates or participated and which provides benefits to current or former employees of the Company or a Subsidiary.

         (c) With respect to each Company Plan and each plan of an ERISA Affiliate that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred in the past 3 years, with respect to which notice has not been waived, and (iii) there is no liability, contingent or otherwise, under Title IV of ERISA, except for payment of PBGC premiums. Neither the Company nor any ERISA Affiliate participates in any "multiemployer plan" (as defined in Section 3(37) of ERISA) nor has the Company or any ERISA Affiliate incurred any withdrawal liability under any multiemployer plan that has not been satisfied in full.

         Section 3.12 Insurance. The Company maintains insurance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of the Material Subsidiaries, which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company and the Material Subsidiaries.

         Section 3.13 State Takeover Statutes and Shareholder Rights Plans. The Company has caused to be taken all actions necessary such that no "fair price," "moratorium," "control share acquisition," "business combination" or other form of antitakeover statute, regulation or provision of the Company Charter (assuming Buyer's representations in Section 4.5 are accurate) is applicable to any of the transactions contemplated hereby or by the Registration Rights Agreement or the Stockholders Agreement, including, without limitation, Sections
351.407 and 351.459 of the Missouri Revised Statutes; provided that with respect to Section 351.459 of the Missouri Revised Statutes, the Company has not taken any action that would permit the assignment of the Purchased Shares by Buyer to an "interested shareholder" as defined in such Section. The Company has caused to be taken all actions necessary such that, for all purposes under the Rights Agreement, neither Buyer nor any of its Affiliates shall be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and the Rights will not separate from the Company Common Stock, in each case as a result of Buyer's entering into this Agreement, the Registration Rights Agreement and the Stockholders Agreement or consummating the acquisition of the Purchased Shares pursuant hereto, and there shall be no effect under the Rights Agreement or with respect to the Rights as a result of such transactions, other than the issuance of Rights to Buyer pursuant thereto. For the avoidance of doubt, references to "Buyer" in this Section shall only refer to Buyer and not any of its successors or permitted assigns.

         Section 3.14 Brokers or Finders. Neither the Company nor any of its Subsidiaries, stockholders, officers, directors or employees has engaged any agent, broker, investment banker or other firm or person that will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with this Agreement or any of the transactions contemplated hereby for which the Buyer or any of its Affiliates will be responsible.

         Section 3.15 Year 2000 Matters. All information technology presently expected to be used by the Company or any Material Subsidiary following December 31, 1999 in the administration and the business operations of the Company or any Material Subsidiary, including, without limitation, in all products and services
(i) provided by the Company or any Material Subsidiary whether to third parties or for internal use or (ii) to the best of the Company's knowledge after reasonable investigation, used in combination with any information technology of its clients, customers, suppliers or vendors, accurately processes or will process all date and time data (including, but not limited to calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations, and neither the performance nor the functionality of such technology will be affected by dates prior to, during and after the year 2000 which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any Material Subsidiary has any obligation under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000 which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Section 3.16 Affiliate Transactions. Schedule 3.16 sets forth a complete and accurate list and description of all transactions entered into by the Company or any of the Material Subsidiaries since January 1, 1999 or currently proposed which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws.

         Section 3.17 No Significant Stock Acquisition. Except pursuant to the General American Agreement, since June 30, 1999, to the Company's knowledge, no Significant Stock Acquisition of the Company has occurred and no event has occurred which is reasonably likely to lead to a Significant Stock Acquisition.

         Section 3.18 Use of Proceeds. The Company will apply the proceeds of the sale of the Purchased Shares solely for general corporate purposes.

         Section 3.19 Disclosure. Neither this Agreement (including the schedules and exhibits hereto) nor any certificate, instrument or written statement furnished to Buyer by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Company as follows:

         Section 4.1 Investment Intent of Buyer. Buyer understands that the offer and sale of the Purchased Shares have not been registered under the Securities Act. Buyer also understands that the Purchased Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Buyer's representations contained in this Agreement. Taking into account its personnel and resources, Buyer is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Purchased Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Shares. Buyer is acquiring the Purchased Shares for its own account for investment only and with no present intention of distributing any of the Purchased Shares and has no arrangement or understanding with any other persons regarding the distribution of the Purchased Shares. Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Shares except in compliance with the Securities Act and applicable state securities laws, the rules and regulations promulgated thereunder and the terms and conditions hereof. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         Section 4.2 Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York. Buyer has all requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

         Section 4.3 Authority Relative to Agreements. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings are necessary therefor. This Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms (except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity).

         Section 4.4 No Conflicts. Neither the execution and delivery by Buyer of this Agreement, the Registration Rights Agreement and the Stockholders Agreement nor the performance by Buyer of its obligations hereunder or thereunder will conflict with, result in a breach of the terms, conditions or provisions of the Charter Documents of Buyer, or require any consent, approval or other action by or any notice to or filing by Buyer with any Governmental Authority pursuant to any Laws applicable to Buyer, except to the extent that any such conflict or breach or lack of consent, approval, action, notice or filing would not reasonably be expected to (i) affect the validity or enforceability of this Agreement, the Registration Rights Agreement or the Stockholders Agreement, or (ii) impair the ability of Buyer to perform any of its material obligations under this Agreement, the Registration Rights Agreement or the Stockholders Agreement.

         Section 4.5 Interested Shareholder. Buyer represents and warrants that, except to the extent that Buyer may be deemed to have a beneficial ownership interest in, or be the direct or indirect owner of, Company Common Stock (or "voting power" or "voting stock" with respect thereto, or entitled to exercise or direct the exercise of the foregoing) owned by GenAmerica or any of its direct or indirect Subsidiaries (including, without limitation, EIM) under
Section 351.407 or 351.459 of the Missouri Revised Statutes or under the Rights Agreement as a result of the execution and delivery of the General American Agreement, at no time from March 1, 1993 through the date hereof has Buyer, alone or as part of a group, been, within the meaning of Section 351.407 or
351.459 of the Missouri Revised Statutes or the Rights Agreement, the "beneficial owner" or the direct or indirect owner of, or entitled to exercise or direct the exercise of, twenty percent (20%) or more of the Company's then outstanding "voting power" and/or "voting stock."

         Section 4.6 No Reliance on Projections. The purchase of the Purchased Shares and the consummation of the transactions contemplated hereby by Buyer are not done in reliance by Buyer upon any projections as to future financial performance or condition or business prospects prepared by the Company or any of its Subsidiaries or any of their Affiliates.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Confidentiality. Buyer agrees that all confidential or proprietary information of the Company provided to it pursuant to this Agreement shall be kept confidential, and Buyer shall not use such information except in connection with the consummation of the transactions contemplated by this Agreement and shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and Affiliates of Buyer who reasonably need to have access to the confidential or proprietary information and who are advised of the confidential or proprietary nature of such information and who agree for the benefit of the Company (in writing, with respect to financial advisors, investors, lenders, legal advisors, accountants and consultants) to be bound hereby; provided, however, the foregoing obligation of Buyer as to disclosure shall not (i) relate to any such information that (x) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, or (y) is or becomes available to Buyer on a non-confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement or obligation with the Company, or (ii) prohibit disclosure of any such information if required by Law.

         Section 5.2 Public Announcements. Subject to each party's disclosure obligations imposed by Law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.1, the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Registration Rights Agreement, the Stockholders Agreement and any of the transactions contemplated hereby or thereby. If a party is required by Law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and cooperate with the other party to cause a mutually agreeable release or announcement to be issued.

         Section 5.3 Information and Access. So long as Buyer and its Subsidiaries and Affiliates continue to hold in the aggregate at least 1,000,000 shares of Company Common Stock purchased pursuant to this Agreement (and so certify in writing to the Company following the Company's written request therefor), the Company and each of the Material Subsidiaries shall afford to Buyer and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and shall furnish promptly to Buyer (i) a copy of each report, schedule, form, statement and other document filed or received by it pursuant to the requirements of the Securities Laws, and (ii) all other information concerning their businesses, personnel and the Company Properties as Buyer may reasonably request from time to time.

         Section 5.4 Use of Proceeds. The Company will apply the proceeds of the sale of the Purchased Shares solely for general corporate purposes.

         Section 5.5 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

         Section 5.6 Legend. Buyer agrees that the certificates representing the Purchased Shares may bear legends substantially to the effect that the Purchased Shares have not been registered under the Securities Act or state securities Laws and may not be resold without registration or delivery of a legal opinion reasonably satisfactory to the Company from counsel who is reasonably satisfactory to the Company that registration is not required.

                                   ARTICLE VI

                               CLOSING DELIVERIES

         Section 6.1 Company's Deliveries to Buyer. At the Closing, the Company will deliver, or cause to be delivered, to Buyer the following (to the extent any such delivery is not waived in writing by Buyer):

         (a) Purchased Shares. A certificate representing the Purchased Shares, free and clear of all Liens, with all necessary share transfer and other documentary stamps attached, and the Purchased Shares shall be listed on the New York Stock Exchange, Inc.

         (b) Secretary's Certificate. A certificate executed by the Secretary of the Company dated the Closing Date, which certifies that (i) attached is a true, correct and complete copy of the Articles of Incorporation of the Company and each of the Material Subsidiaries, as amended, certified as of a recent date by the Secretary of State or equivalent Government Authority in the jurisdiction of incorporation or organization; (ii) attached is a true, correct and complete copy of the Bylaws of the Company and each of the Material Subsidiaries, as in full force and effect; (iii) attached are certificates issued by the appropriate Government Authority evidencing the good standing of the Company and each Material Subsidiary in its jurisdiction of incorporation or organization; (iv) attached are true, correct and complete copies of certificates of authority to conduct insurance business issued by the appropriate Government Authorities with respect to the Company and each Material Subsidiary in each jurisdiction in which the Company or such Material Subsidiary conducts any insurance business;
(v) attached are true, correct and complete resolutions of the Board authorizing this Agreement, the Registration Rights Agreement and the Stockholders Agreement, and authorizing the acquisition by Buyer of the Purchased Shares (which constitutes all action necessary for the representations in Section 3.13 to be true and correct); (vi) such resolutions were duly adopted, are in full force and effect and have not been rescinded or amended; (vii) there are no proceedings or other action for dissolution, liquidation or reorganization of the Company or any of its Material Subsidiaries; and (viii) the incumbency and specimen signatures of officers who have executed instruments, agreements and other documents in connection with transactions contemplated hereby.

         (c) Consents. The consents set forth in Schedule 3.4.

         (d) Registration Rights Agreement and Stockholders Agreement. The Registration Rights Agreement as executed by the Company, and the Stockholders Agreement as executed by the Company, EIM, GALIC and GenAmerica.

         (e) Legal Opinion. Opinions dated the Closing Date covering the matters set forth in Exhibits C-1, C-2 and C-3 attached hereto from Bryan Cave LLP, counsel for the Company, Lewis, Rice & Fingersh, L.C., counsel for GenAmerica, and the General Counsel of the Company, respectively.

         (f) Counsel Fees. The fees of Dewey Ballantine LLP, counsel for the Buyer, not to exceed $50,000, as an offset to the payment of the Purchase Price, as set forth in Section 6.2(a).

         (g) Listing. Notice of listing of the Purchased Shares on the New York Stock Exchange, Inc., subject to official notice of issuance.

         (h) Receipt. An acknowledgement by the Company of its receipt of the Purchase Price, less the fees of Dewey Ballantine LLP, counsel for Buyer.

         Section 6.2 Buyer's Deliveries to the Company At the Closing, Buyer will deliver, or cause to be delivered, to the Company the following:

         (a) Purchase Price. The Purchase Price by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company, less the fees of Dewey Ballantine LLP, counsel for Buyer, not to exceed $50,000.

         (b) Registration Rights Agreement and Stockholders Agreement. The Registration Rights Agreement as executed by Buyer, and the Stockholders Agreement as executed by Buyer.

                                  ARTICLE VII

                                    SURVIVAL

         Section 7.1 Survival. All representations, warranties and covenants and agreements of the parties contained herein (including the schedules or exhibits hereto), or any certificate, document or other instrument delivered in connection herewith, shall survive the Closing for three years, regardless of any investigation made at any time by Buyer or on its behalf, and shall thereupon expire except with respect to claims asserted at or prior to such time; provided, however, that (i) the representations and warranties set forth in Sections 3.2 and 3.3(c) shall survive the Closing forever, regardless of any investigation made at any time by Buyer or on its behalf, and (ii) the covenant in Section 5.1 shall survive the Closing but shall expire on the earlier of the date of the Closing (as defined in the General American Agreement) under the General American Agreement or one year after the disposition of the Purchased Shares by Buyer; provided, further, that (i) such representations, warranties and covenants and agreements shall apply only with respect to the transactions contemplated by this Agreement and shall not apply to, or be used or relied on in any other transaction, including, without limitation, the transactions contemplated by the General American Agreement.

                                  ARTICLE VIII

                                    EXPENSES

         Section 8.1 Expenses. The Company agrees to pay, and hold Buyer harmless against liability for the payment of, (a) Buyer's reasonable out-of-pocket costs and legal fees arising in connection with the negotiation and execution of this Agreement, the Registration Rights Agreement and the Stockholders Agreement, and the Closing and completion of the transactions contemplated by this Agreement, including, without limitation, reasonable fees and expenses of up to $50,000 of Dewey Ballantine LLP, counsel for Buyer; (b) stamp and other transfer taxes which may be payable in respect of (i) the execution and delivery of this Agreement, and (ii) the issuance of the Purchased Shares; (c) reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in respect of the enforcement by Buyer of any material rights granted to Buyer under this Agreement, the Registration Rights Agreement or the Stockholders Agreement, provided that Buyer succeeds in any material respect in the enforcement of such rights; and (d) reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with any consent relating to material matters requested to be given by Buyer pursuant to this Agreement, the Registration Rights Agreement or the Stockholders Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         Section 9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Missouri without reference to the choice of Law principles thereof, except for the validity of corporate action of the parties hereto, which shall be governed by and construed in accordance with the Laws of the jurisdiction of incorporation or organization of such party.

         Section 9.3 Entire Agreement. This Agreement (including the schedules and exhibits hereto), and the certificates, instruments and other documents delivered pursuant hereto, contain the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties hereto other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder.







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



         Section 9.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. If sent via overnight delivery service, such notice is deemed to have been received on the next succeeding Business Day. Notices to the Company shall be addressed to:

         Reinsurance Group of America, Incorporated
         1370 Timberlake Manor Parkway
         Chesterfield, Missouri 63107-6039
         Attention: Jack B. Lay, Executive Vice President and
                      Chief Financial Officer
         Telecopy:  636-736-7839

         with copies to:

         Reinsurance Group of America, Incorporated
         c/o General American Life Insurance Company
         700 Market Street
         St. Louis, Missouri  63101
         Attention: James E. Sherman, Esq.
         Telecopy:  314-444-0510

         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway
         St. Louis, Missouri  63102-2750
         Attention: R. Randall Wang, Esq.
         Telecopy:  314-259-2020

         Notices to Buyer shall be addressed to:

         Metropolitan Life Insurance Company
         One Madison Avenue
         New York, New York 10010
         Attention: William Wheeler, Treasurer
         Telecopy:  212-578-0266

         with a copy to:

         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York  10019
         Attention: Linda E. Ransom, Esq.
         Telecopy:  212-259-6333

Either party may change the person, address and number to which notices are to be sent by giving written notice of any such change in the manner provided herein.

         Section 9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, except that Buyer may assign its rights and obligations hereunder to a Subsidiary or Affiliate of Buyer without the consent of the Company (provided that Buyer shall remain, become or be deemed the primary obligor hereunder if such Subsidiary or Affiliate has a net worth of less than $50 million at the time of such assignment or thereafter and, in all other cases, such Subsidiary or Affiliate shall execute a counterpart of this Agreement as if it were the original party hereto and assumes Buyer's obligations hereunder pursuant to an instrument in form and substance reasonably satisfactory to the Company).

         Section 9.6 Headings. The headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections, Articles or Exhibits mean Sections or Articles of or Exhibits to this Agreement unless otherwise stated.

         Section 9.7 Amendments and Waivers. This Agreement shall not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with only by an instrument in writing. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         Section 9.8 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.


                    REINSURANCE GROUP OF AMERICA, INCORPORATED


                    By: /s/ Jack B. Lay
                        ----------------------------------------
                        Name:  Jack B. Lay
                        Title: Executive Vice President and
                               Chief Financial Officer


                    METROPOLITAN LIFE INSURANCE COMPANY


                    By: /s/ William J. Wheeler
                        ----------------------------------------
                        Name:  William J. Wheeler
                        Title: Senior Vice-President & Treasurer













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